Exhibit 10.21

THIRD AMENDMENT TO
LOAN DOCUMENTS PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO LOAN DOCUMENTS PURCHASE AND SALE AGREEMENT (this “Third Amendment”), effective as of the 13th day of July, 2009, is entered into by and between CORUS BANK, N.A., a national banking association, having a mailing address of 3959 N. Lincoln Avenue, Chicago, Illinois 60613 (“Seller”), and CHRISTIAN TYLER PROPERTIES, LLC, having a mailing address of 403 East Madison Street, Suite 400, Tampa, Florida 33602 (“Purchaser”).

RECITALS:

WHEREAS, Seller and Purchaser entered into that certain Loan Documents Purchase and Sale Agreement dated June 8, 2009 (the “Original Agreement”), as amended by that certain First Amendment to Loan Documents Purchase and Sale Agreement dated July 2, 2009 (the “First Amendment”), and as amended by that certain Second Amendment to Loan Documents Purchase and Sale Agreement dated July 2, 2009 (the “Second Amendment”; the Original Agreement, the First Amendment and the Second Amendment are sometimes collectively referred to herein as the “Purchase and Sale Agreement”); and

WHEREAS, Seller and Purchaser desire to amend the Purchase and Sale Agreement in accordance with the terms set forth herein.

NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1)             Capitalized Terms. Any capitalized term used herein, but not defined herein, shall have the meaning ascribed to it in the Original Agreement.

2)             Due Diligence Period. The words “July 13, 2009” found in the third sentence of Subsection 2(b) of the Original Agreement are hereby deleted in their entirety, and the date “July 27, 2009” is hereby inserted in lieu thereof, so that the Due Diligence Period shall expire at 5:00 p.m. (EST) on July 27, 2009.

3)             Deposit. The Deposit currently held by the Escrow Agent equals $300,000.00. Notwithstanding anything to the contrary contained in the Purchase and Sale Agreement, commencing upon the execution of this Third Amendment, $100,000.00 of the Deposit (the “Extension Deposit”) shall be immediately released by the Escrow Agent and paid to Seller in consideration of the Due Diligence Period being extended to July 27, 2009. The Extension Deposit is hereby deemed immediately earned by Seller, and shall be nonrefundable to Purchaser for any reason; provided, however, the Extension Deposit shall be applied as part payment of the Purchase Price made by Purchaser at the Closing. Notwithstanding anything to the contrary contained in the Purchase and Sale Agreement, commencing upon the execution of this Third Amendment, the remaining $200,000.00 of the Deposit (the “Remaining Deposit”) shall be nonrefundable to Purchaser except in the event that, on or before the expiration of the Due Diligence Period, Purchaser is unable to obtain a loan commitment from Freddie Mac or other third party lender(s) in the amount of not less than $18,000,000.00 (the “Loan Commitment”)

or in the event of a default by Seller under the terms of the Purchase and Sale Agreement. Purchaser agrees to pursue the Loan Commitment in good faith and to provide reasonable evidence of Purchaser’s filing of the application upon Seller’s request for same. If Purchaser terminates the Purchase and Sale Agreement prior to the expiration of the Due Diligence Period because of its failure to obtain the Loan Commitment, Escrow Agent is hereby instructed to hold the Remaining Deposit in escrow until such time as Purchaser provides reasonable evidence to Seller that Purchaser was unable to obtain the Loan Commitment despite good faith efforts to do so. Promptly upon the expiration of the Due Diligence Period, Escrow Agent shall release the Remaining Deposit to Seller via wire transfer per the instructions to be provided by Seller to Escrow Agent. On the Closing, the Remaining Deposit shall be applied as part payment of the Purchase Price made by Purchaser. Otherwise, the Remaining Deposit shall be nonrefundable to Purchaser after the expiration of the Due Diligence Period except in the event of a default by Seller under the terms of the Purchase and Sale Agreement.

4)             Closing. The words “on or before the date which is forty (40) days following the Effective Date of this Agreement” found in subparagraph 2.(c) of the Original Agreement are hereby deleted in their entirety, and the date “July 31, 2009” is hereby inserted in lieu thereof, so that the Closing Date shall be July 31, 2009.

5)             Extension Periods. Purchaser may extend the date for Closing for up to seven (7) periods of ten (10) days each (each an “Extension Period”) by providing (i) no less than five (5) days before the then-scheduled Closing Date, written notice (each an “Extension Notice”) to Seller of Purchaser’s election to extend the date for Closing in accordance herewith, and (ii) payment to Seller of the amounts set forth below:

a)                                      First Extension Period. Purchaser shall pay Seller for the initial ten (10) day Extension Period an extension fee in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) (the “First Extension Fee”) in consideration of the extension of the Closing Date. Payment of the First Extension Fee shall accompany the Extension Notice and shall be made to Seller at the notice address set forth in Section 16 of the Purchase and Sale Agreement. Purchaser shall not receive a credit against the Purchase Price payable at Closing for the First Extension Fee. The First Extension Fee shall be nonrefundable except in the event of a default by Seller under the terms of the Purchase and Sale Agreement.

b)                                     Second Extension Period. Purchaser shall pay Seller for the second ten (10) day Extension Period an extension fee in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) (the “Second Extension Fee”) in consideration of the extension of the Closing Date. Payment of the Second Extension Fee shall accompany the Extension Notice and shall be made to Seller at the notice address set forth in Section 16 of the Purchase and Sale Agreement. Purchaser shall not receive a credit against the Purchase Price payable at Closing for the Second Extension Fee. The Second Extension Fee shall be nonrefundable except in the event of a default by Seller under the terms of the Purchase and Sale Agreement.

c)                                      Third Extension Period. Purchaser shall pay Seller for the second ten (10) day Extension Period an extension fee in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) (the “Third Extension Fee”) in consideration of the extension of the Closing Date. Payment of the Third Extension Fee shall accompany the Extension Notice and shall be made to Seller at the notice address set forth in Section 16 of the Purchase and Sale Agreement. Purchaser shall not receive a credit against the Purchase Price payable at Closing for the Third Extension Fee. The Third Extension Fee shall be nonrefundable except in the event of a default by Seller under the terms of the Purchase and Sale Agreement.

d)                                     Fourth Extension Period. Purchaser shall pay Seller for the Fourth ten (10) day Extension Period an extension fee in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) (the “Fourth Extension Fee”) in consideration of the extension of the Closing Date. Payment of the Fourth Extension Fee shall accompany the Extension Notice and shall be made to Seller at the notice address set forth in Section 16 of the Purchase and Sale Agreement. Purchaser shall not receive a credit against the Purchase Price payable at Closing for the Fourth Extension Fee. The Fourth Extension Fee shall be nonrefundable except in the event of a default by Seller under the terms of the Purchase and Sale Agreement.

e)                                      Fifth Extension Period. Purchaser shall pay Seller for the Fifth ten (10) day Extension Period an extension fee in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) (the “Fifth Extension Fee”) in consideration of the extension of the Closing Date. Payment of the Fifth Extension Fee shall accompany the Extension Notice and shall be made to Seller at the notice address set forth in Section 16 of the Purchase and Sale Agreement. Purchaser shall not receive a credit against the Purchase Price payable at Closing for the Fifth Extension Fee. The Fifth Extension Fee shall be nonrefundable except in the event of a default by Seller under the terms of the Purchase and Sale Agreement.

f)                                        Sixth Extension Period. Purchaser shall pay Seller for the Sixth ten (10) day Extension Period an extension fee in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) (the “Sixth Extension Fee”) in consideration of the extension of the Closing Date. Payment of the Sixth Extension Fee shall accompany the Extension Notice and shall be made to Seller at the notice address set forth in Section 16 of the Purchase and Sale Agreement. Purchaser shall not receive a credit against the Purchase Price payable at Closing for the Sixth Extension Fee. The Sixth Extension Fee shall be nonrefundable except in the event of a default by Seller under the terms of the Purchase and Sale Agreement.

g)                                     Seventh Extension Period. Purchaser shall pay Seller for the Seventh ten (10) day Extension Period an extension fee in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) (the “Seventh Extension

Fee”) in consideration of the extension of the Closing Date. Payment of the Seventh Extension Fee shall accompany the Extension Notice and shall be made to Seller at the notice address set forth in Section 16 of the Purchase and Sale Agreement. Purchaser shall not receive a credit against the Purchase Price payable at Closing for the Seventh Extension Fee. The Seventh Extension Fee shall be nonrefundable except in the event of a default by Seller under the terms of the Purchase and Sale Agreement.

6)             Second Amendment. For the purposes of clarity, Sections 3 and 4 of the Second Amendment are hereby deleted in their entirety as they have been replaced with Sections 3 and 5 of this Third Amendment, respectively.

7)             Ratification. The provisions of this Third Amendment shall control over any contrary provisions of the Purchase and Sale Agreement. Purchaser and Seller hereby agree that except to the extent expressly amended herein, all terms and conditions of the Purchase and Sale Agreement are hereby reaffirmed and shall remain in full force and effect.

8)             Counterparts. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of a facsimile of this Third Amendment executed by a party hereto shall be deemed to constitute delivery of an original hereof executed by such party.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date first above written.

SELLER:

CORUS BANK, N.A., a national banking association

By:
Name:	Chris Barkidjija
Title:	First Vice President

PURCHASER:

CHRISTIAN TYLER PROPERTIES, LLC, a Florida limited liability company

By:	The Kirk D. Eicholtz Revocable Trust of 1996, its sole managing member

	By:	/s/ Kirk D. Eicholtz
Kirk D. Eicholtz, Trustee

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date first above written.

SELLER:

CORUS BANK, N.A., a national banking association

By:	/s/ Chris Barkidjija
Name:	Chris Barkidjija
Title:	First Vice President

PURCHASER:

CHRISTIAN TYLER PROPERTIES, LLC, a Florida limited liability company

By:	The Kirk D. Eicholtz Revocable Trust of 1996, its sole managing member

	By:	/s/ Kirk D. Eicholtz
Kirk D. Eicholtz, Trustee

IN WITNESS WHEREOF, Escrow Agent has caused this Third Amendment to be duly executed as of July            , 2009 solely for the purposes of acknowledging Section 3 hereof.

ESCROW AGENT:

COLLIERS ARNOLD COMMERCIAL REAL ESTATE SERVICES

By:
Name:
Title: